EXHIBIT 32.2
In connection with the quarterly report on Form 10-Q of Royal Gold, Inc. (the “Company”), for the period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stefan Wenger, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
November 10, 2008

/s/ Stefan Wenger Stefan Wenger Chief Financial Officer and Treasurer